UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 20, 2017

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2017, Craig B. Spray, Senior Vice President and Chief Financial Officer of Knoll, Inc. (the “Company”), announced his resignation effective as of June 23, 2017.

Charles Rayfield, Vice President of Finance and Corporate Controller, will assume the title of chief accounting officer and acting principal financial officer for purposes of filings under Securities Exchange Act of 1934, as amended, upon the effective resignation of Mr. Spray. Mr. Rayfield, age 37, has served as the Company’s Vice President of Finance and Corporate Controller since November 2015. Prior to that, Mr. Rayfield served as the Vice President, Corporate Controller of The Providence Service Corporation from September 2013 to November 2015 and as the Corporate Controller of BioTelemetry, Inc., from 2008 to 2013.

On May 25, 2017, the Company issued a press release regarding the resignation of Mr. Spray, a copy of which is attached as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: May 25, 2017
	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release